UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CTM MEDIA HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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CTM MEDIA HOLDINGS, INC.
11 Largo Drive South
Stamford, Connecticut  06907

November 23, 2010

Dear Stockholders:

The purpose of the accompanying Information Statement is to advise the stockholders of CTM Media Holdings, Inc., a Delaware corporation (the “Company”), of the following corporate actions taken by written consent of the majority stockholders:

1.        The election of five directors to serve until the next annual meeting of stockholders and the due election and qualification of their respective successors;

2.        The amendment to the Company’s Second Restated Certificate of Incorporation to decrease the number of the Company’s authorized shares of: (i) Class A Common Stock from 35,000,000 shares to 6,000,000 shares; (ii) Class B Common Stock from 65,000,000 shares to 12,000,000 shares; (iii) Class C Common Stock from 15,000,000 shares to 2,500,000 shares; and (iv) Preferred Stock from 10,000,000 shares to 500,000 shares; and

3.        The ratification of the appointment of Zwick Maddox & Banyai, PLLC (formerly known as Zwick & Steinberger, P.L.L.C.) as independent auditor of the Company for Fiscal 2011.

The corporate actions numbered (1) and (3) above were authorized by written consent of stockholders by the holders of a majority of the combined voting power over the Company’s outstanding capital stock as of October 29, 2010, in lieu of an annual general meeting on November 12, 2010, in accordance with the requirements of the Delaware General Corporation Law (the “DGCL”). The corporate action numbered (2) above was authorized by written consent in lieu of a special meeting of stockholders by the holders of a majority of the shares of each class of the Company’s outstanding capital stock on November 12, 2010, in accordance with the requirements of the DGCL. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is being furnished pursuant to Section 228 of the DGCL and Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of informing our stockholders of the actions described above before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the actions by stockholder consent will not become effective until at least 20 days following the mailing of this Information Statement to stockholders. These actions have been approved by our Board of Directors and the record and beneficial holders of (i) a majority of the combined voting power (with respect to actions (1) and (3)), and (ii) a majority of the shares of each class (with respect to action (2)), of the Company’s outstanding capital stock. Only stockholders of record at the close of business on November 12, 2010 are being given notice of these actions by written consent. The Company is not soliciting proxies.

This Information Statement is first being mailed on or about November 29, 2010 to stockholders of record of CTM Media Holdings, Inc. as of November 12, 2010, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Exchange Act.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

Delivery of Documents to Stockholders Sharing an Address

Unless we have received contrary instructions from a stockholder, we are delivering only one annual report to stockholders and one Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of the annual report and this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the annual report or Information Statement may direct such request to our Corporate Secretary, Leslie B. Rozner, at CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907, telephone: (203) 323-5161, email: lrozner@ctmmedia.com. Stockholders who receive multiple copies of the Information Statement or annual report at their address and would like to request that only a single copy of communications be delivered in the future to the shared address may do so by making either a written or oral request to the Company contact listed above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

FOR CTM MEDIA HOLDINGS, INC.

The Information Statement and the 2010 Annual Report are available at:

http://ir.ctmholdings.com/annualmeeting

Sincerely,

Howard S. Jonas
Chairman of the Board

ii

CTM MEDIA HOLDINGS, INC.

11 Largo Drive South

Stamford, Connecticut 06907

INFORMATION STATEMENT

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

Election of Directors

On October 19, 2010, our Board of Directors, upon the recommendation of the Company’s Nominating Committee, nominated for election the following five directors, each for a term of one year: Howard S. Jonas, Marc Knoller, Jan Buchsbaum, Perry Davis and Irwin Katsof and recommended that the stockholders of the Company vote for the election of the foregoing directors. On November 12, 2010, Messrs. Jonas, Knoller, Buchsbaum, Davis and Katsof were elected to the Board of Directors of the Company (the “Election of Directors”) by written consent of the holders of a majority of the combined voting power of the Company’s outstanding capital stock (the “Consenting Stockholders”), holding shares of the Company’s common stock (which includes 497,237 shares of Class A common stock, 2,394,385 shares of Class B common stock and 1,090,775 shares of Class C common stock ), representing approximately 80% of the combined voting power of the Company’s outstanding capital stock, as of October 29, 2010 (the “Written Consent” ).

Ratification of Appointment of Company’s Auditor

On October 19, 2010, our Board of Directors, upon the recommendation of the Company’s Audit Committee, ratified the appointment of Zwick Maddox & Banyai, PLLC (formerly known as Zwick & Steinberger, P.L.L.C.) as the Company’s independent registered public accounting firm for Fiscal 2011 (the “Auditor Appointment”), and recommended that the stockholders vote to ratify the same. The action taken by the Board of Directors was subsequently ratified by the Written Consent.

Amendment of Certificate of Incorporation

On October 19, 2010, our Board of Directors passed resolutions to amend (the “Amendment”) our Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) decrease the authorized number of shares of: (i) Class A Common Stock from 35,000,000 shares to 6,000,000 shares; (ii) Class B Common Stock from 65,000,000 shares to 12,000,000 shares; (iii) Class C Common Stock from 15,000,000 shares to 2,500,000 shares; and (iv) Preferred Stock from 10,000,000 shares to 500,000 shares.  The Amendment was approved on November 12, 2010, by written consent of the holders of a majority of the shares of each class of the Company’s outstanding capital stock (the “Amendment Consenting Stockholders”), holding shares of the Company’s common stock (which includes 560,234 shares of Class A common stock,  3,573,975 shares of Class B common stock and 1,090,775 shares of Class C common stock, representing approximately 50.1%, 58%, and 100%, respectively of shares of the Company’s outstanding Class A, Class B and Class C common stock, as of October 29, 2010, and approximately 84% of the combined  voting power of our outstanding capital stock (the “Amendment Written Consent”).

We have elected to seek to have the forgoing actions approved by written consents of stockholders in order to eliminate the cost and delay involved in holding a special meeting of our stockholders.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above corporate actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon (other than elections to office).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 29, 2010, there were 1,106,468 shares of our Class A common stock, 6,126,267 shares of our Class B common stock and 1,090,775 shares of our Class C common stock, issued and outstanding and no shares of our preferred stock issued or outstanding, as well as 178,517 shares of Class A common stock and 797,183 shares of Class B common stock held in treasury. Each holder of Class A shares is entitled to one vote, each holder of Class B shares is entitled to one-tenth of a vote, and each holder of Class C shares is entitled to three votes, for each such share held by such holder. As of October 29, 2010, Howard S. Jonas was the beneficial owner of 497,237 Class A shares, 2,394,385 Class B shares and 1,090,775 Class C shares, which represented 48% of the issued and outstanding common stock of, and approximately 80% of the combined voting power of the Company’s outstanding capital stock. Mr. Jonas initially acquired his interest in the Company on September 14, 2009 when the Company’s capital stock was spun off from IDT Corporation (“IDT”) and distributed to IDT’s stockholders (the “Spin-Off”) and pursuant to grants of restricted stock as discussed more fully in the “Executive Compensation” section below.

The Consenting Stockholders approved the Election of Directors and the Auditor Appointment by the Written Consent. The Consenting Stockholders consist of Howard S. Jonas and entities over which he possesses voting and dispositive power, including: the Jonas Family Limited Partnership, Howard S. Jonas 2009 Annuity Trust I, Howard S. Jonas 2009 Annuity Trust II, the Jonas Foundation, Howard S. and Deborah Jonas Foundation, Inc., trusts for the benefit of the children of Mr. Jonas, custodial accounts for the benefit of the children of Mr. Jonas, and shares held in Mr. Jonas’ IDT Corporation 401(k) plan account.

The Amendment Consenting Stockholders approved the Amendment by the Amendment Written Consent. The Amendment Consenting Stockholders consist of the Consenting Stockholders and Raging Capital Fund, LP and Raging Capital Fund (QP), LP, both entities controlled by William C. Martin.

VOTING PROCEDURES

Pursuant to our by-laws, the affirmative vote of the holders of issued and outstanding capital stock of the Company representing not less than a majority of the voting power of all issued and outstanding capital stock of the Company entitled to vote thereon is sufficient to ratify the appointment of Zwick Maddox & Banyai, PLLC as independent auditor of the Company for Fiscal 2011, while the vote standard for the election of directors is a majority of votes cast. Our by-laws provide further that any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The vote to ratify the appointment of Zwick Maddox & Banyai, PLLC and to elect the directors to the Board of Directors was obtained through the Written Consent of the Consenting Stockholders as the holders of approximately 80% of the combined voting power of the Company as of October 29, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A common stock (and Class C common stock, assuming conversion of all shares of Class C common stock into Class A common stock on a one-for-one basis) and Class B common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A common stock, Class B common stock, or the Class C common stock of the Company, (ii) each of the Company’s directors, and Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them and except as otherwise noted, the address of the referenced individual is c/o CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907.

Unless otherwise noted, the security ownership information provided below is given as of October 29, 2010 and all shares are owned directly. Percentage ownership information is based on the following amount of outstanding shares: (i) 2,197,243 shares of Class A common stock (assuming conversion of all 1,090,775 currently outstanding shares of Class C common stock into Class A common stock for the percentage ownership information of Howard Jonas) and (ii) 6,126,267 shares of Class B common stock.

Name	Number of Shares of Class A Common Stock		Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power §
Howard S. Jonas Chairman of the Board and Director 11 Largo Drive South Stamford, CT 06907	1,588,012	(1)	72.3%	2,394,385	(2)	39.1%	80.3%
William C. Martin 254 Witherspoon Street Princeton, New Jersey 08542	62,997	(3)	5.7%	1,179,590	(4)	19.3%	3.6%
Marc E. Knoller Chief Executive Officer, President and Director	—		—	5,055	(5)	*	*
Leslie B. Rozner Chief Financial Officer	—		—	321	(6)	*	*
Jan Buchsbaum Independent Director	—		—	—		—	—
Perry Davis Independent Director	—		—	—		—	—
Irwin Katsof Independent Director	—		—	—		—	—
All directors and executive officers as a group	1,588,012		72.3%	2,399,761		39.2%	80.3%
___________________________
*	Less than 1%.
§	Voting power represents combined voting power of Class A common stock (one vote per share), Class B common stock (1/10 of a vote per share) and Class C common stock (three votes per share).
(1)
Consists of an aggregate of 1,090,775 shares of Class C common stock (which are convertible into Class A common stock on a one-for-one basis) and 497,237 shares of Class A common stock (which includes 294,444 shares of restricted Class A common stock) held directly by Mr. Jonas or trusts, foundations, accounts or entities that Mr. Jonas controls.

(2)
Consists of 2,393,882 shares of Class B common stock (which includes 2,177,855 shares of restricted Class B common stock) held directly by Mr. Jonas or trusts, foundations, accounts or entities that Mr. Jonas controls and 503 shares of Class B common stock held by Mr. Jonas in his IDT Corporation 401(k) plan as of October 31, 2010. Does not include an aggregate of 348,360 shares of Class B common stock beneficially owned by trusts for the benefit of Mr. Jonas’ children, as Mr. Jonas does not exercise or share voting or investment power over these shares.

(3)	Consists of shares held by Raging Capital Fund, LP and Raging Capital Fund (QP), LP according to Form 13G filed with the Securities and Exchange Commission on July 27, 2010.
(4)
Consists of (i) 5,000 shares held directly by Mr. Martin, (ii) 1,174,590 shares held by Raging Capital Fund, LP, Raging Capital Fund (QP), LP, and Raging Capital Management, LLC according to Form 13G/A filed with the Securities and Exchange Commission on May 28, 2010.

(5)	Consists of 4,535 shares of Class B common stock held by Mr. Knoller directly and 520 shares of Class B common stock held by Mr. Knoller in his IDT Corporation Plan as of October 29, 2010.
(6)	Consists of shares of Class B common stock held by Mr. Rozner directly.

ITEM 1

ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

Messrs. Jonas, Knoller, Buchsbaum and Davis, incumbent directors since the last written consent in lieu of an annual general meeting of stockholders, and Mr. Katsof, who was appointed, and agreed to serve, as a director to replace Dr. Elion Krok, who resigned in October, 2010, were re-elected pursuant to the Written Consent. These directors are to serve until the next annual meeting of the Company’s stockholders, the next time directors are elected (at a meeting or by written consent in lieu of a meeting of stockholders) or until their respective successors are duly elected and qualified. The Board of Directors may also appoint an additional 12 directors up to the maximum number of 17 directors permitted under our by-laws. Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected or until his earlier resignation or removal in accordance with our certificate of incorporation and by-laws.

The name, age and position of our present directors and officers are as set forth below:

Name	Age	Position
Howard S. Jonas	54	Chairman of the Board and Director
Marc E. Knoller	49	Chief Executive Officer, President and Director
Leslie B. Rozner	58	Chief Financial Officer, Treasurer and Corporate Secretary
Jan Buchsbaum	28	Director
Perry Davis	62	Director
Irwin Katsof	55	Director

Set forth below is biographical information with respect to each of the aforementioned individuals.

Howard S. Jonas has served as our Chairman of the Board since our inception. Mr. Jonas founded IDT in August 1990, and has served as Chairman of IDT’s Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of IDT since October 2009 and from December 1991 until July 2001. Mr. Jonas served as President of IDT from December 1991 through September 1996, and as Treasurer of IDT from inception through 2002. Mr. Jonas has served as Co-Vice Chairman of Genie Energy Corporation since September 2009. Mr. Jonas has also served as the Vice Chairman of the Board of Directors of IDT Telecom from December 1999 to April 2008, as Co-Chairman since April 2008, and as a director of IDT Capital since September 2004. Mr. Jonas served as Co-Chairman of the Board of Directors of IDT Entertainment from November 2004 until August 2006. Since August 2006, Mr. Jonas has been a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. In addition, Mr. Jonas has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation since January 2008. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the Board of Directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.  As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings significant knowledge of all aspects of our Company and each industry it is involved in to the Board. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

Marc E. Knoller has been our Chief Executive Officer, President and a director of the Company since our inception. Prior to the Spin-Off, Mr. Knoller had served as an Executive Vice President of IDT since December 1998 and served as a director of IDT from March 1996 to August 2007. Mr. Knoller joined IDT as a Vice President in March 1991 and also served as a director of its predecessor. Mr. Knoller has served as Vice President of Jonas Media Group (f/k/a Jonas Publishing) since 1991. Mr. Knoller received a B.B.A. from Baruch College. Mr. Knoller’s qualifications to serve on our Board include his intimate familiarity with the Company’s structure, products and personnel resulting from his extensive experience as CTM’s and the Company’s Chief Executive Officer.

Leslie B. Rozner has been our Chief Financial Officer since our inception and Chief Financial Officer of CTM Media Group since August 2008. Mr. Rozner served as Chief Financial Officer of IDT Spectrum from July 2006 until July 2008. Prior to that time, Mr. Rozner worked as a certified public accountant and provided consulting services to IDT. Mr. Rozner originally joined IDT in 1991 and served as Chief Financial Officer of IDT until 1993.  Mr. Rozner is a certified public accountant licensed by the State of New York. Mr. Rozner received a B.S. in Accounting from Brooklyn College of CUNY. Mr. Rozner filed for Chapter 7 personal bankruptcy in October 2005, which was discharged in December 2007.

Jan Buchsbaum has been a director of the Company since August 2009. Mr. Buchsbaum serves as a management associate at New York Life Insurance Company. Prior to working at New York Life, Mr. Buchsbaum served as founder of MTB Solutions, Inc., a New York-based electronics distribution company, from August 2007 to January 2009. From May to August 2008, Mr. Buchsbaum worked as a summer associate at Scotia Capital, the investment banking unit of the Bank of Nova Scotia. Mr. Buchsbaum worked for IDT Telecom from August 2006 through August 2007, and for IDT Entertainment from August 2005 through August 2006. Mr. Buchsbaum received his M.B.A. from Georgetown University and a B.S. in Business, Management and Finance from Brooklyn College. Mr. Buchsbaum’s qualifications to serve on our Board include his business education, as well his experience as an entrepreneur and running his own company. Mr. Buchsbaum’s strong financial background, service on other boards of directors as well as his M.B.A. and B.S. in Business, Management and Finance, provides financial expertise to the Board of Directors.

Perry Davis has been a director of the Company since August 2009. Mr. Davis is a partner at Perry Davis Associates, Inc. (PDA), an international consulting firm providing management and development assistance to non-profit organizations. Mr. Davis is a founder of PDA and has been its President since 1986. Mr. Davis received his Ph.D. in Public Law and Government from Columbia University and a B.A. in Political Science from Yeshiva College. Mr. Davis’ qualifications to serve on our Board include his extensive experience in providing consulting services to a variety of organizations in various industries.

Irwin Katsof has been a director of the Company since October 2010.  Mr. Katsof is also a partner at Doheny Global Group a company actively developing renewable energy projects throughout Central and Eastern Europe.  Mr. Katsof is also the Founder, President and past CEO of Global Capital Associates where he developed business and marketing strategy for the company, which provides business development and networking services.  From January 2007 to December 2007, Mr. Katsof was the Founder and Chairman of World Congress of Christians, Jews and Moslems International foundation.  From January 2004 to December 2006, Mr. Katsof was Founder, Chairman and President of Global Foundation for Democracy International foundation.  From January 2001 to December 2005, Mr. Katsof was the Founder and Executive Officer for Words Can Heal International.  Mr. Katsof was also Founder and Executive Director of The Jerusalem Fund from April 1995 to December 2005.  Mr. Katsof received his BA in Psychology and Organizational Development from Loyola College – Concordia University, Montreal and his Rabbinical Ordination from Yeshivat Aish Hatorah, Jerusalem.  Mr. Katsof also completed his Series 7 exams. Mr. Katsof’s qualifications to serve on our Board include his leadership, motivational and entrepreneurial skills as the founder of his own companies, as well as his experience developing global business strategies.

ITEM 2

AMENDMENT OF CERTIFICATE OF INCORPORATION

TO REDUCE THE NUMBER OF AUTHORIZED SHARES

Our Board of Directors and the Amendment Consenting Stockholders have approved the decrease in number of the Company’s authorized shares of: (i) Class A Common Stock from 35,000,000 shares to 6,000,000 shares; (ii) Class B Common Stock from 65,000,000 shares to 12,000,000 shares; (iii) Class C Common Stock from 15,000,000 shares to 2,500,000 shares; and (iv) Preferred Stock from 10,000,000 shares to 500,000 shares, each par value $0.01 per share.  All of the above will be accomplished by means of amending our Second Restated Certificate of Incorporation, which is available for your review in the Corporate Governance section of our website at http://ir.ctmholdings.com, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our registered stockholders.

The Amendment No.1 to the Second Restated Certificate of Incorporation amends the first paragraph of Article FOURTH of our Second Restated Certificate of Incorporation and replaces it with the following:

“The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is twenty-one million (21,000,000) shares, consisting of (a) 6,000,000 shares of Class A Common Stock, par value $0.0l per share (“Class A Stock”), (b) 12,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Stock”), (c) 2,500,000 shares of Class C Common Stock, par value $0.01 per share (the “Class C Stock”; the Class A Stock, Class B Stock and Class C Common Stock are referred to herein as the “Common Shares”), and (d) 500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

Purpose and Effect of the Proposed Amendment

Under current economic circumstances, our Board of Directors believes that it is unlikely that the Company will need shares for stock splits or stock dividends in the near future, or that the Company will use a significant number of shares to make acquisitions or raise equity capital.

Franchise taxes imposed by the State of Delaware are partly a function of the number of shares of stock authorized by our Second Restated Certificate of Incorporation. We have determined that reducing our authorized shares by 104,000,000 shares to 21,000,000 shares will not impede our operations or goals, and, based on current rates, will result in annual savings of franchise taxes of approximately $50,000.  For this reason, the Board of Directors believes that a decrease in the number of shares of our authorized capital stock is in the best interests of both the Company and our stockholders. However, we cannot give any assurance that such reductions will have any effect on our share market price.

Other than the reduction in the annual Delaware franchise taxes, there are no material tax or accounting consequences of the reduction in the number of authorized shares of capital stock.

ITEM 3

RATIFICATION OF

APPOINTMENT OF INDEPENDENT AUDITORS

The appointment by our Board of Directors, upon the recommendation of the Board’s Audit Committee, of Zwick Maddox & Banyai, PLLC (formerly known as Zwick & Steinberger, P.L.L.C.) (“Zwick”), an independent registered public accounting firm, as the Company’s independent auditor was ratified by the Consenting Stockholders in the Written Consent.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Zwick for the audit of the Company’s annual financial statements for the fiscal years ended July 31, 2010 and 2009.

	2010		2009
Audit fees	$120,000	(1)	$120,000	(2)
Audit related fees	$28,500	(3)	$21,311	(4)
Tax fees	$2,325		$—
All other fees	$6,493		—
Total	$157,318		$141,311
_________________________________
(1)	Audit fees for Fiscal 2010 were principally for audit work performed on the consolidated financial statements for the fiscal year ended July 31, 2010.
(2)	Audit fees for Fiscal 2009 were principally for audit work performed on the consolidated financial statements for the fiscal year ended July 31, 2009.
(3)	Audit related fees were principally for work performed in the preparation and review of the Company’s quarterly reports on Form 10-Q for the fiscal year ended July 31, 2010.
(4)	Audit related fees were principally for work completed on the Company’s information Statement and Form 10 in connection with the spinoff.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2010. Each reference to a fiscal year in this Information Statement refers to the fiscal year ending in the calendar year indicated (for example, Fiscal 2010 refers to the fiscal year ended July 31, 2010).

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.ctmholdings.com. The Committee reviews the charter on an annual basis. The Board of Directors annually reviews the Company’s Corporate Governance Guidelines’ definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that Jan Buchsbaum qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Management has the primary responsibility for the financial statements and reporting process.  The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with the Audit Committee’s responsibilities set forth in its charter, the Audit Committee has:

●
Reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2010 with management and the independent registered public accounting firm, the Company’s independent auditors;

●
Discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jan Buchsbaum, Chairman
Perry Davis
Irwin Katsof

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors must be independent as defined therein. Our Board of Directors has determined that each of Messrs. Buchsbaum, Davis and Katsof is “independent” in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors is independent. The full text of our Corporate Governance Guidelines, including the director independence requirements, is available for your review in the Corporate Governance section of our website at http://ir.ctmholdings.com.

Director Selection Process

The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. The Nominating Committee has not adopted a formal diversity policy or established specific minimum criteria or qualifications because from time to time the needs of the Board and the Company may change. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill his or her duties as a director. The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Communications with the Board of Directors.” The Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating board nominee candidates.

Board Meetings

The Board of Directors held nine meetings during Fiscal 2010.  Each of our elected Directors attended at least 75% of all meetings of the Board of Directors and the committees on which he served during the year, except Mr. Katsof who was not a Director during Fiscal 2010.

Annual Meeting Attendance

The Company did not hold an annual meeting of stockholders for Fiscal 2009 and is not holding an annual meeting of stockholders for Fiscal 2010, instead acting by written consent of the Consenting Stockholders. If the Company holds an annual meeting of stockholders in the future, the Board of Directors will encourage Directors to attend such annual meeting.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time based on the position and direction of the Company and the membership of the Board. The Board has determined that having Howard S. Jonas, although not considered independent due to his ownership of the Company, serve as Chairman is in the best interest of the Company’s shareholders at this time due to his extensive knowledge of the Company and its industries. Further, the separation of the Chairman and Chief Executive Officer positions allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Risk Management

Our Board of Directors believes that risk management is an important component of the Company’s corporate strategy.  While the Board assesses specific risks at its committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we currently face, as well as the most likely areas of future risk, in the course of our business including economic, financial, operational, legal and regulatory risks.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, and a Corporate Governance Committee. All members of the Audit, Compensation and Corporate Governance Committees meet the criteria for independence as established by our Corporate Governance Guidelines and under the Sarbanes-Oxley Act of 2002. Each of the Committees is described in greater detail below. The Board of Directors has established written charters for each of the Committees, which are available on our website in the Corporate Governance section located at http://ir.ctmholdings.com, and which are also available in print to any stockholder upon request to the Corporate Secretary. Any changes to the charters are reflected on our website.

Audit Committee

There were six Audit Committee meetings during Fiscal 2010. Messrs. Buchsbaum (Chairman), Davis and Katsof have been designated as members of our Audit Committee. The principal duties of the Audit Committee under its written charter include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices.

The Audit Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines and the Sarbanes-Oxley Act of 2002. In addition, each member of the Audit Committee is financially literate within the meaning of our Corporate Governance Guidelines, and our Board of Directors has determined that Mr. Buchsbaum has sufficient accounting or financial management expertise to qualify as an “audit committee financial expert,” in accordance with SEC rules.

Nominating Committee

There was one Nominating Committee meeting held during Fiscal 2010. Messrs. Jonas (Chairman) and Knoller have been designated as members of our Nominating Committee. The principal duties of the Nominating Committee under its charter include: (i) developing the criteria and qualifications for membership on the Board of Directors; (ii) recommending candidates to fill new or vacant positions on the Board of Directors; and (iii) conducting appropriate inquiries into the backgrounds of potential candidates.

Compensation Committee

There were six Compensation Committee meetings during Fiscal 2010. Messrs. Buchsbaum, Davis and Katsof (Chairman) have been designated as members of our Compensation Committee. The principal duties of the Compensation Committee under its charter include: (i) ensuring that a succession plan for the Chief Executive Officer is in place; (ii) reviewing management’s recommendations for executive officers and making recommendations to the Board of Directors; (iii) approving the compensation for the Chief Executive Officer; (iv) reviewing and approving compensation policies and practices for other executive officers including their annual salaries; (v) reviewing and approving major changes in employee benefit plans; (vi) reviewing short and long-term incentive plans and equity grants; and (vii) recommending to the full Board of Directors changes to the compensation of the independent members of the Board of Directors, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar items as deemed appropriate. The Compensation Committee confers with our executive officers when making the above determinations. The Compensation Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines.

Corporate Governance Committee

There were four Corporate Governance Committee meetings during Fiscal 2010. Messrs. Buchsbaum, Davis (Chairman) and Katsof have been designated as members of our Corporate Governance Committee. The principal duties of the Corporate Governance Committee under its charter include: (i) reviewing our Corporate Governance Guidelines and other policies and governing documents and recommending revisions as appropriate; (ii) reviewing any potential conflicts of interest of independent directors; (iii) reviewing and monitoring related person transactions; and (iv) overseeing the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee. The Corporate Governance Committee charter requires that the Committee be comprised of at least two directors, both of whom must be independent under our Corporate Governance Guidelines.

Governance Practices

We observe corporate governance practices and have adopted principal governance documents which are designed to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of integrity. Our Board of Directors has adopted and adheres to corporate governance principles which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices, and will review these governance practices, the corporate laws of the State of Delaware under which we are incorporated and the regulations of the SEC, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. Our principal governance documents are as follows:

●	Corporate Governance Guidelines;

●	Board of Directors committee charters, including:

●	Audit Committee charter;
●	Nominating Committee charter;
●	Compensation Committee charter; and
●	Corporate Governance Committee charter; and

●	Code of Business Conduct and Ethics.

Our governance documents are available on our website at www.ctmholdings.com.

Our Board of Directors, with assistance from its Corporate Governance Committee, will regularly assess our governance practices in light of legal requirements and governance best practices.

Executive Director Sessions

Under our Corporate Governance Guidelines, the non-employee directors meet in regularly scheduled executive sessions without management.

Communications with the Board of Directors

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, the independent directors as a group or any of the Audit, Compensation, Nominating or Corporate Governance Committees of the Board of Directors, should submit their written comments c/o Corporate Secretary, Leslie B. Rozner, Stockholder Communications at our principal executive offices at 11 Largo Drive South, Stamford, Connecticut 06907 and should indicate in the address whether the communication is intended for the Chairman of the Board, the Independent Directors or a Committee Chair. The Chairman of the Board will review any such communication at the next regularly scheduled Board of Directors meeting unless, in his or her judgment, earlier communication to the Board of Directors is warranted.

If a stockholder communication raises concerns about our ethical conduct of the ethical conduct of our management, it should be sent directly to our Corporate Secretary at our principal executive offices. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

At the direction of the Board of Directors, we reserve the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics which applies to our directors, Chief Executive Officer, Chief Financial Officer and other Company employees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ended July 31, 2010.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

Our Board of Directors has adopted a Statement of Policy with Respect to Related Person Transactions which is administered by our Corporate Governance Committee. This policy applies to any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and (iii) a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Under the Policy, the Company’s legal department will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Corporate Governance Committee. Transactions that fall within this definition will be referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

Prior to the Spin-Off, IDT, which is controlled by Howard S. Jonas, our controlling stockholder and Chairman of the Board, provided certain services to the entities that became the Company’s consolidated subsidiaries. The Company and IDT entered into the Master Services Agreement, dated September 14, 2009, pursuant to which IDT will continue to provide, among other things, certain administrative and other services. In addition, pursuant to the Master Services Agreement, IDT will provide certain additional services to the Company, on an interim basis, as a separate publicly-traded company. Such services include assistance with periodic reports required to be filed with the SEC as well as maintaining minutes, books and records of meetings of the Board of Directors, Audit Committee and Compensation Committee, as well as assistance with corporate governance matters. In Fiscal 2010, the Company paid $772,914 to IDT for these services, with an outstanding balance of $36,210 owed to IDT as of July 31, 2010. Currently, IDT bills the Company $16,333 per month pursuant to the Master Services Agreement. This transaction was originally approved by our Board of Directors prior to the Spin-Off and subsequently by our Corporate Governance Committee in accordance with our Related Person Transaction policy.

The Company, through its subsidiary CTM Media Group, Inc. (“CTM”), distributes brochures for a distribution firm controlled by Mr. Jonas (“ETR”).  ETR also distributes brochures for CTM.  In Fiscal 2010, CTM billed ETR approximately $13,000 for distribution services and ETR billed CTM approximately $106,000 for distribution services. The balance owed to ETR by CTM was approximately $12,000 as of July 31, 2010. The balance owed by ETR to CTM was approximately $1,000 as of July 31, 2010. In fiscal 2009, CTM billed ETR approximately $24,000 for distribution services and ETR billed CTM approximately $105,000 for distribution services. The balance owed to ETR by CTM was approximately $2,000 as of July 31, 2009. The balance owed by ETR to CTM was approximately $10,000 as of July 31, 2009.

DIRECTOR COMPENSATION

Each non-employee director of the Company who attends at least 75% of the meetings of the Board of Directors during a calendar year receives an annual cash retainer of $12,000. Such payment is made in January of the calendar year following attendance of at least 75% of the Board of Directors meetings during the preceding year, and is pro-rated for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable Board of Directors meetings for such partial year. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. The Compensation Committee periodically reviews our director compensation practices. The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors.

Director Summary Compensation Table

The table below provides information concerning compensation paid to, or earned by non-employee directors for the fiscal year ended July 31, 2010. Messrs. Jonas and Knoller’s compensation is reflected in the Executive Officer Compensation table.  Elion Krok served as a director of the Company during Fiscal 2010, but was replaced by Irwin Katsof in October, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Jan Buchsbaum	$12,000	—	—	—	—	—	$12,000
Perry Davis	$12,000	—	—	—	—	—	$12,000
Elion Krok	$5,000	—	—	—	—	—	$5,000

EXECUTIVE COMPENSATION

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the "Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Compensation of our Named Executive Officers

Prior to the Spin-Off, all of the named executive officers were employees of IDT and all compensation for Fiscal 2009 disclosed in the table below was paid by IDT for services provided by the named executive officers to our business segments and other units of IDT. During Fiscal 2009, Howard S. Jonas served as the Chairman of the Board of Directors of IDT, Marc Knoller served as an Executive Vice President of IDT and Les Rozner served as the Chief Financial Officer of CTM Media Group, Inc.

The historical compensation of Marc Knoller and Howard S. Jonas was set by the Compensation Committee of the Board of Directors of IDT after discussions with management about the recommended levels and components of compensation for each of the individuals. The historical compensation of Les Rozner was set by the management of IDT. After the Spin-Off, the Compensation Committee of our Board of Directors approved the compensation paid during Fiscal 2010 to all of our named executive officers.

Howard S. Jonas has an employment agreement with IDT, which is summarized in IDT’s Proxy Statement for its 2009 Annual Meeting of Shareholders and the agreement and all amendments to the agreement have been filed as exhibits to IDT’s reports that have been filed with the SEC. No other named executive officers have employment agreements with the Company or IDT. Mr. Jonas continues to serve as the Chairman of IDT.

On October 14, 2009, our Board of Directors granted our Chairman of the Board and founder, Howard S. Jonas, 1.8 million restricted shares of our Class B common stock with a market value of $1.25 million on the date of grant in lieu of a cash base salary for the next five years. The restricted shares will vest in equal thirds on each of October 14, 2011, October 14, 2012 and October 14, 2013. Unvested shares would be forfeited if we terminate Mr. Jonas’ employment other than under circumstances where the accelerated vesting applies. The shares are subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Jonas. If Mr. Jonas is terminated by us for cause, a pro rata portion of the shares would vest. This arrangement did not impact Mr. Jonas’ cash compensation from the date of the Spin-Off through the pay period including the grant date. This summary of the arrangement between us and Mr. Jonas is qualified in its entirety by the Restricted Stock Agreement between us and Mr. Jonas, which was filed with the SEC on October 20, 2009 as Exhibit 10.01 to our Current Report on Form 8-K.

The compensation of our executive officers is set by the Compensation Committee of our Board of Directors after discussions with management about the recommended levels and components of compensation for each of the individuals.

In general, each of our executive officers receives base compensation that is commensurate with the officer’s duties, responsibilities and compensation levels for similarly situated individuals in comparable positions. In addition, executive officers may receive bonus compensation and compensatory equity-based awards.

Any bonus compensation to executive officers is determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance. No such targets have yet been established. However, our Compensation Committee approved a $15,000 bonus to Mr. Rozner which was granted upon the consummation of the Spin-Off and in October 2010 approved a $100,000 bonus to Mr. Knoller and a $60,000 bonus to Mr. Rozner, which were paid on October 29, 2010.

Equity compensation awards to our Board of Directors, our management and our employees are generally granted pursuant to our 2009 Stock Option and Incentive Plan at levels determined by the Compensation Committee. No grants have been made nor has the Company agreed to any specific grant or level of grants. The plan is administered by our Compensation Committee.

Summary Compensation Table

The following tables set forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as our principal executive officers during the last two completed fiscal years, and all non-cash compensation awarded to those same individuals as of July 31, 2010 and July 31, 2009.

SUMMARY COMPENSATION TABLE (With respect to IDT Corporation for Fiscal 2009 and pre-spinoff for Fiscal 2010)
Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)	All Other Compensation		Total
Marc Knoller Chief Executive Officer and Director	2010	$485,000	(2)	$100,000	(3)	$—		$—	$—		$585,000
	2009	$495,384		—		$—		$—	$30,099	(4)	$564,687
Howard S. Jonas Chairman of the Board	2010	$250,000	(5)	—		$1,250,000	(6)	$—	$—		$1,250,000	(7)
	2009	$345,740		$925,000		$480,587	(8)	$—	$33,217.02	(9)	$1,784,544
Leslie B. Rozner Chief Financial Officer, Treasurer and Corporate Secretary	2010	$150,000	(10)	$75,000	(11)	$—		$—	$—		$225,000
	2009	$104,031		$—		$—		$—	$—		$104,031

____________________________________

(1)
The amounts shown in these columns reflect the aggregate grant date fair value of stock option and restricted stock awards computed in accordance with FASB ASC Topic 718. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2010.

(2)
Includes $46,634 of Mr. Knoller’s base salary paid by IDT during the five-week period of Fiscal 2010 prior to the Spin-Off, while Mr. Knoller was on IDT’s payroll. The Company reimbursed IDT for the payment of the $46,634 of Mr. Knoller’s base salary.

(3)	The bonus was paid on October 29, 2010, but was accrued in the financial statements for Fiscal 2010.
(4)
Represents $1,099 paid for life insurance premiums, $2,728 of earnings distributed to Mr. Knoller under IDT’s Key Employee Share Option Plan, $4,545 paid for long-term disability insurance premiums, and $1,725 matching contribution to Mr. Knoller’s IDT stock account established under the IDT 401(k) plan and invested in IDT’s stock.

(5)
Represents the annual salary of Mr. Jonas including $24,651 of five weeks of cash salary and the remainder in restricted shares of the Company’s Class B common stock granted to Mr. Jonas on October 14, 2009 in lieu of his cash base salary. In such grant Mr. Jonas received 1.8 million restricted shares of the Company’s Class B common stock with a market value of $1.25 million on the date of grant in lieu of his cash base salary for the five years thereafter. The $24,651 was paid by IDT during the five-week period of Fiscal 2010 prior to the Spin-Off, while Mr. Jonas was on IDT’s payroll. The Company reimbursed IDT for the payment of the $24,651 of Mr. Jonas’ base salary.

(6)
Represents 1.8 million restricted shares of the Company’s Class B common stock granted by the Company’s Board of Directors to Mr. Jonas on October 14, 2009, with a market value of $1.25 million on the date of grant in lieu of a cash base salary for the five years thereafter.

(7)	See footnotes 5 and 6 above.
(8)	Represents stock award granted by IDT for services provided by Mr. Jonas to IDT.
(9)	Represents $1,492 paid for life insurance premiums, and $1,725 matching contribution to Mr. Jonas’ IDT stock account established under the IDT 401(k) plan and invested in IDT’s stock.
(10)	Includes $14,423 of Mr. Rozner’s base salary paid by IDT during the five-week period of Fiscal 2010 prior to the Spin-Off, while Mr. Rozner was on IDT’s payroll.
(11)	Includes a $15,000 bonus paid on October 2, 2009 and an additional $60,000 bonus that was paid on October 29, 2010, but was accrued in the financial statements for Fiscal 2010.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Our internet address is www.ctmholdings.com and the Investor Relations section of our web site is located at http://ir.ctmholdings.com. We make available free of charge, on the Investor Relations section of our web site, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as information statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request of any stockholder to our Corporate Secretary, Leslie B. Rozner, are our certificate of incorporation and by-laws and our Code of Business Conduct and Ethics governing our directors, officers and employees. Within the time period required by the SEC, we will post to our website any amendment to the Code of Business Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer (as defined in the Code).

Availability of Annual Report on Form 10-K

We filed with the SEC our Annual Report for the fiscal year ended July 31, 2010 on Form 10-K on October 29, 2010. A copy of the Form 10-K has been made available on the Internet or mailed to all stockholders along with this Information Statement. Additional copies of our Annual Report on Form 10-K may be obtained by contacting our Corporate Secretary, Leslie B. Rozner, at CTM Media Holdings, Inc., 11 Largo Drive South, Stamford, Connecticut 06907, telephone: (203) 323-5161, email: lrozner@ctmmedia.com.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

FOR CTM MEDIA HOLDINGS, INC.

The Information Statement and the 2010 Annual Report are available at:

http://ir.ctmholdings.com/annualmeeting

November 23, 2010

BY ORDER OF THE BOARD OF DIRECTORS

Howard S. Jonas
Chairman of the Board